EXHIBIT 5.1
                           GALLAGHER, BRIODY & BUTLER
                               COUNSELLORS AT LAW

                           PRINCETON FORRESTAL VILLAGE
                              155 VILLAGE BOULEVARD
                                    2ND FLOOR
                           PRINCETON, NEW JERSEY 08540
                                    ---------

                                 (609) 452-6000
                               FAX: (609) 452-0090




                                  June 7, 2006



Rahim Rayani
President and Chief Operating Officer
Gulf Coast Oil & Gas, Inc.
5847 San Felipe
Suite 1700
Houston, Texas 77057

         RE: REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")
             544,403,329 SHARES OF COMMON STOCK, $.001 PAR VALUE

Gentlemen:

         We are writing as your special counsel in connection with the Registration Statement filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act'), up to 544,403,329 shares (the "Offering Shares") of Common Stock, $.001 par value, of Gulf Coast Oil & Gas, Inc., a Nevada corporation (the "Company").

         In connection herewith, we have examined the Articles of Incorporation of the Company and all amendments thereto (together, the "Articles of Incorporation"), the Amended and Restated Bylaws of the Company, the Company's corporate minute books and such other records together with the applicable certificates of public officials and other documents, including certificates of officers of the Company, that we have deemed relevant to this opinion. We have also examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, as amended, proceedings of the Board of Directors of the Company, and other such corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

         In rendering the foregoing opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photocopied copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company.



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         Based upon the foregoing, and having regard for such legal consideration as we have deemed relevant, we are of the opinion that the issuance of the Offering Shares as described in the Registration Statement has been validly authorized and, upon issuance of the Offering Shares as described in the Registration Statement, the Offering Shares will be validly issued, fully paid and nonassessable.

         This opinion is not rendered with respect to any laws other than the laws of the United States and the General Corporation Law of the State of Nevada.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus, which constitutes a part of the Registration Statement, as required by Rule 436 promulgated under the Securities Act. We also consent to the inclusion in the Registration Statement of our foregoing opinion.


                                           Very truly yours,

                                           /s/  Gallagher, Briody & Butler
                                           -------------------------------
                                           Gallagher, Briody & Butler



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